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CUSIP No.  125662106               13G                    Page  7 of 10 Pages



                            EXHIBIT 1 TO SCHEDULE 13G


                               January 9, 1998



          MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. AND VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


          VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT INCORPORATED

   BY:    /s/ Donald P. Ryan
          ___________________________________________________________________
          Donald P. Ryan/ Vice President Morgan Stanley Asset Management Inc.


           MORGAN  STANLEY, DEAN WITTER, DISCOVER & CO.

   BY:    /s/ Bruce Bromberg
          ____________________________________________________________________
          Bruce Bromberg / Vice President Morgan Stanley & Co.